Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE
BIG LOTS REPORTS SEPTEMBER RETAIL SALES OF $385.3
MILLION AS COMPARABLE STORE SALES INCREASE 2.9%
COMPANY PROVIDES WIN STRATEGY UPDATE
Columbus, Ohio — October 6, 2005 — Big Lots, Inc. (NYSE: BLI) today reported retail sales for the five weeks ended October 1, 2005 of $385.3 million, a 7.7% increase compared to retail sales of $357.6 million for the same period in fiscal 2004. Comparable store sales for all stores open at least two years as of the beginning of the fiscal year increased 2.9% in September, with the value of the average basket increasing 4.5% and the number of customer transactions decreasing 1.6%.
Retail sales increased 6.8% to $690.8 million for the nine-week quarter to date period ended October 1, 2005, compared to $646.8 million for the same period in fiscal 2004. Comparable store sales increased 1.9% for the quarter to date period with the value of the average basket increasing 4.8% and the number of customer transactions decreasing 2.9%.
For the thirty-five week year to date period ended October 1, 2005, retail sales increased 6.7% to $2,817.1 million, compared to $2,639.0 million for the same period in fiscal 2004. Comparable store sales increased 1.5% for the year to date period with the value of the average basket increasing 4.3% and the number of customer transactions decreasing 2.8%.

				Comparable		2005 Comparable
	Retail Sales ($ in millions)			Store Sales		Store Sales Detail
	2005	2004	Change	2005	2004	Customers	Basket
September	$385.3	$357.6	7.7%	2.9%	-2.1%	-1.6%	4.5%

Quarter to Date	$690.8	$646.8	6.8%	1.9%	-2.1%	-2.9%	4.8%

Year to Date	$2,817.1	$2,639.0	6.7%	1.5%	0.6%	-2.8%	4.3%
September’s comparable store sales increase of 2.9% was driven by a successful advertising circular early in the month and continued strength in the average basket. From a merchandise perspective, consumables and furniture were the strongest categories and comprised the majority of the basket increase for the month. Consumables benefited from a broad selection of recently delivered closeout merchandise in the food, paper, plastics, and household chemicals categories. The Company’s furniture departments enjoyed double digit increases as a result of improved inventory position and assortment.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

The reported 1.9% increase in comparable store sales for the nine-week quarter to date period is consistent with the Company’s current expectations for the third quarter where comparable store sales are estimated to increase in the range of 1% to 3%.
WIN Strategy Update
Commenting on the Company’s progress of its recently announced WIN strategy, Steven S. Fishman, Chairman and Chief Executive Officer stated, “In August, we indicated we were in the discovery phase of developing a new strategy referred to as WIN, or What’s Important Now. WIN will involve tactical plans to improve the financial performance of the business over the next twelve to eighteen months and is focused on three key areas: operating expenses, merchandising, and real estate. I committed to you that as the strategy is developed and decisions are made that we will update you on our progress. Today, we are sharing some initial actions involving our merchandising and real estate strategies and providing further clarity around our timeline for communicating a complete WIN strategy.”
Operating Expenses
The Company’s current cost structure is highly fixed in nature with a comparable stores sales leverage point that has steadily improved in recent years. However, given the disappointing sales results in 2004 and 2005 coupled with the Company’s investment in store remodels, distribution centers, and new stores, the expense rate as a percent of sales has increased. Therefore, the Company is in the process of critically reviewing its overall cost structure and expects to communicate its findings and potential future expense savings opportunities in November.
Merchandising
The Company’s merchandising strategy remains in the developmental phase. Nevertheless, the Company has identified incremental markdowns that will be necessary to lower in-store inventory levels and improve inventory sell-thru. While a markdown strategy and timing of execution has not been finalized, the Company anticipates the pre-tax impact of the incremental markdowns and related costs will not exceed $28 million, or $0.15 per share, and will be incurred throughout the balance of 2005.
Real Estate
New store openings for the Company have historically been very opportunistic in nature and not market specific. In recent quarters, the profitability of new stores has slowed due to the softness in Company sales and gross margin trends coupled with pressures of higher occupancy costs and capital required to open stores in a challenging real estate market. While the details of the new store real estate strategy will be communicated in November, the Company expects to develop a market specific strategy where the store size and costs will be tailored to match the estimated store or market potential. Based on this potential shift to a more market specific strategy, the Company will open fewer new stores than originally planned for the balance of 2005 and net new store growth is expected to be minimal in 2006, as the Company focuses on improving the sales and profitability of its current stores.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

The Company regularly reviews profit and cash flow results on a store-by-store basis in order to identify under-performing stores, review lease terminations and renewals, estimate future store closings, and test for the impairment of assets. At the end of fiscal 2004, this review led to a fiscal 2005 store closing estimate of approximately 40 stores. As a key component of the Company’s WIN strategy, the Company has reviewed its entire fleet of over 1,500 stores paying particular attention, in light of recent Company performance, to a growing number of marginally performing stores in weaker or less densely populated markets.
This critical store-by-store review has led the Company to decide to close approximately 85 additional closeout stores by the end of fiscal 2005. The Company’s analysis suggests the cash flow impact is slightly positive to close these stores in January 2006 when compared to leaving the stores open through the balance of their lease terms. Similar to total Company, these stores were originally planned for profit improvement in 2005; however, the Company now forecasts that current year performance in this group of 85 stores will actually decline and result in four wall pre-tax operating losses of approximately $9 million, or $0.05 per share. These 85 stores represent approximately 6% of the Company’s closeout store base while accounting for approximately 4% of sales in closeout stores. These additional stores tend to be lower volume, located in small, rural, or weaker performing markets with low population densities per store. On a regional basis, the Midwest will incur the largest number of closings while very few closings are expected to occur in the Company’s strongest markets (West and Southeast) or new markets (Northeast and Pacific Northwest).
Additionally, the Company has indicated its intent to close its 41 stand-alone furniture stores by the end of fiscal 2005. In recent years, the total sales growth of the Company’s furniture category has been the result of the rapidly growing number of furniture departments in new and existing closeout stores, not from the stand-alone furniture stores. Furniture sales within existing closeout stores represent approximately 12% of total Company sales and will continue to be a key differentiator for the Company in comparison to other value retailers. Stand-alone furniture store sales represent less than 1% of total Company sales and recently have been generating operating losses. Closing these stand-alone furniture stores is expected to improve future annual operating profit by approximately $0.01 per share, lower inventory investment, and focus the Company’s resources on the more profitable furniture departments in closeout stores.
The closing of approximately 85 closeout stores along with the 41 stand-alone furniture stores are incremental to the 40 stores the Company had already anticipated closing in fiscal 2005 as part of the ordinary course of its business and is expected to result in a total of 165 to 170 total store closings for the year. Based on the combination of fewer new store openings mentioned earlier in this release and the incremental store closings for fiscal 2005, the Company now anticipates ending fiscal 2005 with approximately 1,400 stores.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

The Company estimates the pre-tax charges related to the incremental store closings (closeout and stand-alone furniture) will be approximately $60 million, or $0.35 per share. The table below summarizes the type of expenses and identifies the cash components:

Cost ($ millions)	Total	Non-Cash	2005 Cash	Future Cash
Lease Related Obligations	$28.0			$28.0
Inventory Liquidation	$21.0	$21.0
Asset Write-downs	$7.0	$7.0
Severance and Other	$4.0		$4.0

Total	$60.0	$28.0	$4.0	$28.0

In the table above, “2005 Cash” means that the expense will require payment of cash in fiscal year 2005, and “Future Cash” relates to the settlement of lease obligations over their scheduled lease terms. Asset write-downs include assets used in normal operations of retail stores and include remaining unrecoverable net book values of fixtures, racking, equipment, signs, etc. The table does not include the cash impact of the tax benefit, which generally will be realized when the lease obligation is paid, or the asset is disposed of or sold.
2005 Guidance
Certain WIN related costs, such as the lease obligations, asset write-down, and severance costs related to store closings, can be reasonably estimated by fiscal quarter for the balance of 2005. However, the calendarization is less certain when estimating the incremental markdowns surfaced through our merchandising strategy development or the markdowns which will be taken as part of the store closing process, as these decisions will be made throughout the balance of the fiscal year based on weekly sales and a targeted merchandise exit date. Additionally, research has begun and should be completed by the end of the third fiscal quarter regarding how these incremental charges may impact the Company’s ability to realize certain state income tax net operating loss carryforward benefits. Given the materiality and uncertainty surrounding the timing of the WIN related charges discussed in this release and the corresponding impact on the Company’s effective income tax rate, the Company has discontinued forward looking earnings guidance until such point that more facts or assumptions are known and can be reasonably quantified. Accordingly, earnings guidance previously provided by the Company should no longer be relied upon.
Hurricane Katrina and Hurricane Rita Update
Hurricanes Katrina and Rita have significantly impacted the Gulf Coast region of the country and hundreds of Big Lots associates. The Company has been in contact with all store management and district management associates; however, the Company has been unable to determine the status of several store associates. The Company’s Emergency Hot Line at 1-866-834-7325 remains available so the Company can provide assistance to any displaced Big Lots associates.
The Company estimates lost sales from store closings that occurred as the hurricanes came inland were offset by the pre-hurricane preparation sales that occurred in days immediately preceding the events. As of October 5, the Company reported 10 stores remained closed, 7 from Katrina and 3 from Rita. Of the 10 stores, it appears that 4 stores will reopen in the next several weeks and 6 stores could be a total loss or could take up to several months to rebuild. The Company anticipates any losses, such as merchandise, furniture and fixtures and business interruption, that occurred as a result of these hurricanes will be substantially covered by insurance proceeds.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

Big Lots, Inc. is the nation’s largest broadline closeout retailer. The Company currently operates a total of 1,536 stores in 47 states operating as BIG LOTS and BIG LOTS FURNITURE. Wholesale operations are conducted through BIG LOTS WHOLESALE, CONSOLIDATED INTERNATIONAL, WISCONSIN TOY and with online sales at www.biglotswholesale.com. The Company’s website is located at www.biglots.com.
Cautionary Statement Concerning Forward-Looking Statements for Purposes of “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995
The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statements. The Company wishes to take advantage of the “safe harbor” provisions of the Act.
This release, as well as other verbal or written statements or reports made by or on the behalf of the Company, may contain or may incorporate material by reference which includes forward-looking statements within the meaning of the Act. By their nature, all forward-looking statements involve risks and uncertainties. Statements, other than those based on historical facts, which address activities, events, or developments that the Company expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), business strategy, expansion and growth of the Company’s business and operations, future earnings, store openings and new market entries, anticipated inventory turn, and other similar matters, as well as statements expressing optimism or pessimism about future operating results or events, are forward-looking statements, which are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. The words “believe,” “anticipate,” “project,” “plan,” “expect,” “estimate,” “objective,” “forecast,” “goal,” “intend,” and similar expressions generally identify forward-looking statements. The forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although the Company believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of its knowledge of its business, actual events and results may materially differ from anticipated results described in such statements.
The Company’s ability to achieve the results contemplated by forward-looking statements is subject to a number of factors, any one, or a combination, of which could materially affect the Company’s business, financial condition, results of operations, or liquidity. These factors may include, but are not limited to:
•	the Company’s ability to source and purchase merchandise on favorable terms;

•	interruptions and delays in merchandise supply from the Company’s and its vendors’ foreign and domestic sources;

•	risks associated with purchasing, directly or indirectly, merchandise from foreign sources, including increased import duties and taxes, imposition of more restrictive quotas, loss of “most favored nation” trading status, currency fluctuations, work stoppages, transportation delays, foreign government regulations, political unrest, natural disasters, war, terrorism, and trade restrictions including retaliation by the United States against foreign practices;

•	the ability to attract new customers and retain existing customers;

•	the Company’s ability to establish effective advertising, marketing, and promotional programs;

•	economic and weather conditions which affect buying patterns of the Company’s customers;

•	changes in consumer spending and consumer debt levels;

•	the Company’s ability to anticipate buying patterns and implement appropriate inventory strategies;

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

•	continued availability of capital and financing on favorable terms;

•	competitive pressures and pricing pressures, including competition from other retailers;

•	the Company’s ability to comply with the terms of its credit facilities (or obtain waivers for noncompliance);

•	significant interest rate fluctuations and changes in the Company’s credit rating;

•	the creditworthiness of the Company’s former KB Toys business;

•	the Company’s indemnification and guarantee obligations with respect to approximately 390 KB Toys store leases and other real property leases, some or all of which may have been rejected or materially modified in connection with the KB Toys bankruptcy proceedings, as well as other potential costs arising out of the KB Toys bankruptcy;

•	litigation risks and changes in laws and regulations, including changes in accounting standards, the interpretation and application of accounting standards, and tax laws;

•	transportation and distribution delays or interruptions that adversely impact the Company’s ability to receive and/or distribute inventory;

•	the impact on transportation costs from the driver hours of service regulations adopted by the Federal Motor Carriers Safety Administration that became effective in January 2004;

•	the effect of fuel price fluctuations on the Company’s transportation costs and customer purchases;

•	interruptions in suppliers’ businesses;

•	the Company’s ability to achieve cost efficiencies and other benefits from various operational initiatives and technological enhancements;

•	the costs, interruptions, and problems associated with the implementation of, or failure to implement, new or upgraded systems and technology;

•	the effect of international freight rates and domestic transportation costs on the Company’s profitability;

•	delays and costs associated with building, opening, and modifying the Company’s distribution centers;

•	the Company’s ability to secure suitable new store locations under favorable lease terms;

•	the Company’s ability to successfully enter new markets;

•	delays associated with constructing, opening, and operating new stores;

•	the Company’s ability to attract and retain suitable employees; and

•	other risks described from time to time in the Company’s filings with the SEC, in its press releases, and in other communications.
The foregoing list is not exhaustive. There can be no assurances that the Company has correctly and completely identified, assessed, and accounted for all factors that do or may affect its business, financial condition, results of operations, and liquidity. Additional risks not presently known to the Company or that it believes to be immaterial also may adversely impact the Company. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the Company’s business, financial condition, results of operations, and liquidity. Consequently, all of the forward-looking statements are qualified by these cautionary statements, and there can be no assurance that the results or developments anticipated by the Company will be realized or that they will have the expected effects on the Company or its business or operations.
Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events. Readers are advised, however, to consult any further disclosures the Company may make on related subjects in its public announcements and SEC filings.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com